Portion of 155 Dalhousie Street, Suite 1111

City of Toronto

PREMISES RENTAL SUB-LEASE

BASIC SUB-LEASE INFORMATION

Date:

November 1, 2006

Lessor:

Foreground Image Inc., a company incorporated under the laws of Canada

Tenant:

First Source Data, Inc., a company incorporated under

the laws of the State of Nevada, United States

Sub-Lease Ref.

Premises and

Portion of Suite 1111, 155 Dalhousie St.

Paragraph 1

Building

Toronto, Ontario M5B 2P7

Approximately 400 square feet

Term Commencement:

November 1, 2006

Paragraph 2

Term Expiration:

April 30, 2007

Paragraph 2

Rental Fees:

None

Paragraph 3

Security Deposit:

None

Paragraph 15

Lessor's Address

Foreground Image Inc.

Paragraph 19

for Notices:

#1111-155 Dalhousie Street

Toronto, Ontario  M5B 2P7

Tenant's Address for

First Source Data, Inc.

Notices:

c/o Javed Mawji, Chief Executive Officer

402-281 Mutual Street

Toronto, Ontario, Canada  M4Y 3C4

The provisions of the Sub-Lease identified above in the margin are those provisions where references to particular Basic Sub-Lease Information appear. Each such reference shall incorporate the applicable Basic Sub-Lease Information. In the event of any conflict between any Basic Sub-Lease Information and the Sub-Lease, the latter shall control.

Premises Rental Sub-Lease

155 Dalhousie Street, Suite 1111

City of Toronto

PREMISES RENTAL SUB-LEASE

INDEX

1. Premises

  3

2. Term

  3

3. Rental Compensation

  3

4. Taxes and Operating Expenses

  3

5. Real Property Taxes

  3

6. Use

  4

7. Utilities

  4

8. Maintenance, Repairs and Alterations

  4

9. Indemnity

  5

10. Damage or Destruction

  6

11. Eminent Domain

  6

12. Assignment and Subletting

  6

13. Default by Tenant

  8

14. Default by Lessor

  9

15. Security Deposit

10

16. Estoppel Certificate

10

17. Subordination

10

18. Attorneys' Fees

11

19. Notices

11

20. Option to Extend Term

11

21. Rights of First Offer

11

22. Parking

11

23. Personal Property

11

24. Signs

11

25. General Provisions

11

Premises Rental Sub-Lease

155 Dalhousie Street, Suite 1111

City of Toronto

PREMISES RENTAL SUB-LEASE

             THIS SUB-LEASE (this “Sub-Lease”), dated November 1, 2006 for purposes of reference only, is made and entered into by and between Foreground Image Inc., a corporation organized under the laws of Canada ("Lessor"), and First Source Data, Inc., a corporation organized under the laws of the State of Nevada, United States ("Tenant").

                               WITNESSETH

      1.     PREMISES.

Lessor hereby leases to Tenant, and Tenant hereby leases from Lessor for the term of this Sub-Lease and at the rental and upon the conditions set forth below, the premises described in the Basic Sub-Lease Information (the “Premises”). Tenant shall accept the Premises in its "as-is" condition at the commencement of the term. Lessor shall use commercially reasonable efforts to enforce any warranty rights it may have against any contractor or manufacturer with regard to any defects in workmanship or materials in connection with the Premises and any tenant improvements installed therein by Lessor. The Premises are located within the building (the "Building") commonly known as described in the Basic Sub-Lease Information.

      2.     TERM.

             The term of this Sub-Lease shall commence on the date described in this paragraph 2 and, unless sooner terminated as hereinafter provided, shall end on the date specified in the Basic Sub-Lease Information. The Lessor may terminate this agreement at any time by providing written notice to the Lessee, and termination shall be effective immediately. Lessor at its expense shall exercise due diligence in order to be able to deliver possession of the Premises to Tenant by November 1, 2006 and, if Lessor is unable to cause possession of the Premises to be delivered to Tenant by November 1, 2006, this Sub-Lease shall not be void or voidable, nor shall Lessor be liable to Tenant for any loss or damage resulting therefrom, but the commencement date shall be postponed until the Premises shall be delivered to Tenant. No delay in delivery of possession shall operate to extend the term.

      3.     RENTAL COMPENSATION.

No rental compensation shall be payable under this Agreement for the Lessee’s use of the Premises.

      4.     TAXES AND OPERATING EXPENSES.

Tenant shall pay all taxes and operating expenses associated with its operations, except as otherwise indicated in Sections 5 and 7 of this Sub-Lease.

      5.     REAL PROPERTY TAXES.

Tenant shall not be responsible for payment of any real property taxes on the Premises during the Term of this Sub-Lease.

Premises Rental Sub-Lease

      6.     USE.

             The Premises shall be used and occupied by Tenant solely for general office, business consulting, software development and licensing, and related services and for no other purposes without the prior consent of Lessor, which consent shall not unreasonably be withheld. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term regulating Tenant's activities or the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, which shall tend unreasonably to disturb other tenants of the Building, or which shall violate the terms of any recorded restrictions affecting the Building, nor shall Tenant place or maintain any signs on or visible from the exterior of the Premises without Lessor's written consent, or use any corridors, sidewalks, or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not use, keep, or permit to be used or kept on the Premises any foul or noxious gas or substance or any hazardous or toxic material, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause a cancellation of any policy of insurance maintained by Lessor in connection with the Premises or the Building or which would violate the terms of any covenants, conditions, or restrictions affecting the Building or the land on which it is located.

      7.     UTILITIES.

             (a) Lessor shall provide and pay for the following utilities provided by the Lessor to be used by the Tenant under reasonable conditions: electricity, hydro, water, sewer, gas, local telephone service, broadband internet access, gas, heat, and air conditioning. Tenant shall pay for any cable television or other utility services that it requires.

             (b)    Lessor shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services.

      8.     MAINTENANCE, REPAIRS AND ALTERATIONS.

             (a)    Subject to the provisions of paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Lessor shall cause to be kept in good condition and repair, and Tenant shall not be responsible for maintenance costs associated with, the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants.

             (b)    Lessor shall cause to be maintained, and Tenant shall not be responsible for costs associated with the maintenance of, the interior portion of the Premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) and any exterior glass or skylights in good condition and repair.

             (c)    Tenant shall not, without Lessor's prior consent, make any alterations, improvements, or additions in or about the Premises with a cost individually or in the aggregate as to each project in excess of $1,000, or involving any structural changes. In requesting Lessor's consent, Tenant shall submit to Lessor complete drawings and specifications describing such work and the identity of the proposed contractor. Lessor shall not unreasonably withhold its consent to proposed alterations or improvements which are consistent with the quality and design

Premises Rental Sub-Lease

of other improvements previously constructed by Tenant within the Premises. Before commencing any work relating to alterations, additions, or improvements affecting the Premises, Tenant shall notify Lessor of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish such information as shall reasonably be requested by Lessor substantiating Tenant's ability to pay for such work.  Lessor shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Lessor reasonably deems necessary to protect the Premises and Lessor from construction liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any construction liens to be levied against the Premises or the Building for any labor or materials furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant, and if such liens are levied, Tenant shall cause them to be removed by bonding or otherwise within five days of the date any such lien is filed. All alterations, improvements, or additions in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner and in compliance with all applicable laws, ordinances, regulations, and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Upon Lessor's request, Tenant shall remove any contractor, subcontractor, or material supplier from the Premises and the Building if the work or presence of such person or entity results in damage to the Premises or the Building. All alterations, improvements, or additions which may be made on the Premises shall become the property of Lessor and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant's machinery, equipment, and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant at the expiration or earlier termination of the term.

      9.     INDEMNITY.

             (a)    Lessor hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Lessor or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Lessor including Lessor's officers, directors, partners, employees, agents, and representatives for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Sub-Lease, or would have been insured against but for any deductible amount under any such policy.

             (b)    As this Sub-Lease does not involve the public interest and insurance is available to Tenant which will protect it against such claims, damage, injury or death, Tenant hereby waives all claims against Lessor for damage to any property or injury to or death of any person in, upon or about the Premises or the Building arising at any time and from any cause. Tenant shall hold Lessor harmless from and defend Lessor against all claims (except those arising from the negligence or willful misconduct of Lessor, its agents, employees or contractors) (i) for damage to any property or injury to or death of any person arising from the use of the Premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about those portions of the Building other than the Premises. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Lessor from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 9 shall survive

Premises Rental Sub-Lease

the termination of this Sub-Lease with respect to any damage, injury, or death occurring prior to such termination.

      10.    DAMAGE OR DESTRUCTION.

             (a)    If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, then, subject to the provisions below, this Sub-Lease shall remain in full force and effect unless and until Lessor gives notice to Tenant that Lessor intends to not cause repair the damage or destruction to the Premises. Lessor shall give notice of its intention to Tenant as soon as reasonably practicable following the event of damage or destruction and, if Lessor elects to reconstruct or repair the damage or destruction it shall do so with reasonable diligence. Notwithstanding the foregoing, if Lessor elects to reconstruct the Building but, in the opinion of the Lessor's architect, the work of repair cannot be completed within 270 days, Tenant may at its election, by notice to Lessor given within 30 days of Lessor's notice to Tenant concerning such architect's determination, terminate this Sub-Lease.

             (b)    In case of destruction or damage which materially interferes with Tenant's use of the Premises, if this Sub-Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the Premises. Except for abatement of rent, Tenant shall have no claim against Lessor for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. The provisions of this paragraph 10 shall supersede the provisions of any law that hold to the contrary.

      11.    EMINENT DOMAIN.

(a) No ‘eminent domain’ provision shall be applicable to this Sub-Lease.

      12.    ASSIGNMENT AND SUBLETTING.

             (a)    Tenant shall not assign this Sub-Lease or any interest herein or sublet the Premises or any part thereof without the prior consent of Lessor, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Sub-Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Lessor, which consent may be withheld by Lessor in its absolute discretion. This Sub-Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Lessor. Any of the foregoing acts without such consent shall be void and shall, at the option of

Lessor, terminate this Sub-Lease. In connection with each consent requested by Tenant, Tenant shall submit to Lessor the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Lessor concerning the proposed transaction and the parties involved therein.

             (b)    Without limiting the other instances in which it may be reasonable for Lessor to withhold its consent to an assignment or subletting, Lessor and Tenant acknowledge that it shall be reasonable for Lessor to withhold its consent in the following instances:

                    (1)      if the proposed assignee or sublessee is a governmental agency;

Premises Rental Sub-Lease

                    (2)      if, in Lessor's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Lessor;

                    (3)      if, in Lessor's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Lessor for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

                    (4)      if the Premises are proposed to be sublet in part; or

                    (5)      if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under the Sub-Lease and any applicable grace or cure period has expired.

             (c)    If at any time or from time to time during the term of this Sub-Lease Tenant desires to sublet the Premises, Tenant shall give notice to Lessor setting forth the terms of the proposed subletting and the space so proposed to be sublet. Lessor shall have the option, exercisable by notice given to Tenant within 20 days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for a sublet term ending within the last year of the term of this Sub-Lease, to terminate this Sub-Lease. If Lessor does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Lessor, subject to obtaining Lessor's prior consent as hereinabove provided. For purposes of this paragraph (c), the term "sublet" or "subletting" shall not include, and Lessor shall not be entitled to any payment under paragraph (g) below, as a result of a subletting to an entity controlled by, controlling, or under common control with, Tenant.

             (d) Notwithstanding anything to the contrary in this paragraph 12, the term "assigned" or "assignment" shall not include, and Lessor shall not be entitled to any payment under paragraph (f) below as a result of, a joint venture between Tenant and any other party, or the merger with or acquisition of Tenant by another entity, including, but not limited to, an entity controlled by, controlling, or under common control with, Tenant.

             (e)    No sublessee (other than Lessor if it exercises its option pursuant to subparagraph (c) above) shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Lessor's prior consent in the same manner as if Tenant were entering into a new sublease.

             (f)    In the case of an assignment, one-half of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Lessor after first deducting the unamortized cost of leasehold improvements paid for by Tenant, the cost of any real estate commissions incurred in connection with such assignment and any amounts received by Tenant as reimbursement for the cost of utilities paid by Tenant. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Lessor shall be determined by multiplying the installment by a fraction, the numerator of which is the total amount of the foregoing permitted deductions and the denominator of which is the total consideration receivable by Tenant as a result of such assignment.

             (g)    In the case of a subletting, one-half of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Lessor after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii)

Premises Rental Sub-Lease

the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Sub-Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

             (h)    Regardless of Lessor's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Lessor may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Lessor may consent to subsequent assignments or subletting of this Sub-Lease or amendments or modifications to this Sub-Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Sub-Lease.

             (i)    In the event Tenant shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Tenant shall request the consent of Lessor for any act that Tenant proposes to do, then Tenant shall pay Lessor's reasonable attorneys' fees incurred in connection therewith, not to exceed $500 in connection with each such request.

      13.    DEFAULT BY TENANT.

             (a)    The following events shall constitute "Events of Default" under this Sub-Lease:

                    (1)      a default by Tenant in the payment of any rent or other sum payable hereunder for a period of 10 days after notice by Lessor that the same is due, provided that if Tenant has failed one or more times in any twelve-month period to pay any rent or other sum within 10 days after the due date, no grace period shall thereafter be applicable hereunder (such 10-day notice period shall include any other notice period provided Tenant under Ontario law);

                    (2)      a default by Tenant in the performance of any of the other terms, covenants, agreements, or conditions contained herein and, if the default is curable, the continuation of such default for a period of 15 days after notice by Lessor or beyond the time reasonably necessary for cure if the default is of the nature to require more than 15 days to remedy, provided that if Tenant has defaulted in the performance of the same obligation one or more times in any twelve-month period and notice of such default has been given by Lessor in each instance, no cure period shall thereafter be applicable hereunder;

                    (3)      the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Sub-Lease or any estate of Tenant hereunder by any attachment or execution; or

                    (4)      the abandonment of the Premises.

Premises Rental Sub-Lease

             (b)    Upon the occurrence of any Event of Default by Tenant hereunder, Lessor may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

                    (1)      Lessor shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Sub-Lease shall terminate.

                    (2)      In the event of any such termination of this Sub-Lease, Lessor may then or at any time thereafter, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Lessor may have by reason of Tenant's default or of such termination.

                    (3)      In the event of any such termination of this Sub-Lease, and in addition to any other rights and remedies Lessor may have, Lessor shall have all of the rights and remedies of a landlord provided by Ontario law. The amount of damages which Lessor may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at a rate equal to five percent plus the rate that the Bank of America indicates as its prime rate at the time of award) plus the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Lessor following Tenant's default, (iii) all costs incurred by Lessor in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Lessor in reletting the Premises.

                    (4)      For the purpose of determining the unpaid rent in the event of a termination of this Sub-Lease, or the rent due hereunder in the event of a reletting of the Premises, the monthly rent reserved in this Sub-Lease shall be deemed to be the sum of the rental due under paragraph 3 above.

                    (5)      After terminating this Sub-Lease, Lessor may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

             (c)    Even though Tenant has breached this Sub-Lease and abandoned the Premises, this Sub-Lease shall continue in effect for so long as Lessor does not terminate Tenant's right to possession, and Lessor may enforce all its rights and remedies under this Sub-Lease, including the right to recover rental as it becomes due under this Sub-Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Sub-Lease, shall not constitute a termination of Tenant's right to possession.

             (d)    The remedies provided for in this Sub-Lease are in addition to any other remedies available to Lessor at law or in equity, by statute or otherwise.

      14.    DEFAULT BY LESSOR.  Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Lessor specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

Premises Rental Sub-Lease

      15.    SECURITY DEPOSIT.

(a) No security deposit shall be payable under this lease.

      16.    ESTOPPEL CERTIFICATE.

             (a)    Tenant shall at any time upon not more than 10 days' prior notice from Lessor execute, acknowledge and deliver to Lessor a statement certifying (i) that this Sub-Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sub-Lease, as so modified, is in full force and effect) (ii) the date to which the rent, any security deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Lessor. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

             (b)    Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Sub-Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

             (c)    If Lessor desires to finance or refinance the Building, Tenant agrees to deliver to any lender designated by Lessor such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

      17.    SUBORDINATION. This Sub-Lease, at Lessor's option, shall subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Such subordination shall be conditioned upon Tenant's receipt of an agreement from the mortgagee, trustee, or ground lessor, as the case may be, confirming that Tenant's rights under this Sub-Lease shall not be disturbed if Tenant is not in default and pays rent and observes and performs all of the provisions of this Sub-Lease, and such agreement is otherwise in a form which does not materially diminish Tenant's rights or materially increase Tenant's obligations under this Sub-Lease. In addition, Lessor shall use commercially reasonable good faith efforts to obtain such nondisturbance agreement from any mortgagee, trustee or ground lessor with respect to the Premises existing at the time of execution of this Sub-Lease as soon as possible following execution. If any mortgagee, trustee, or ground lessor shall elect to have this Sub-Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Sub-Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Sub-Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Sub-Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Sub-Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Sub-Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

Premises Rental Sub-Lease

      18.    ATTORNEYS' FEES.  In any legal action brought by one party against the other under this Sub-Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.

      19.    NOTICES.  All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Sub-Lease shall be in writing and shall be deemed to have been fully given when deposited in Canadian mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Sub-Lease Information or to such other place as Tenant may from time to time designate in a notice to Lessor, to Lessor at the address specified in the Basic Sub-Lease Information, or to such other place and with such other copies as Lessor may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises.

      20.    OPTION TO EXTEND TERM.

(a) The Tenant has no option to extend the term of this Sub-Lease.

      21.    RIGHTS OF FIRST OFFER.

(a) There shall be no ‘right of first offer’ provision applicable to this Sub-Lease.

      22.    PARKING.  No parking spaces are provided for in this Sub-Lease. Tenant shall be responsible for obtaining any parking spaces that it requires.

      23.    PERSONAL PROPERTY.

(a) The Tenant shall be responsible for maintaining, securing, and paying all expenses associated with its personal property.

      24.    SIGNS.  Tenant shall not erect any signs in or about the Premises.

      25.    GENERAL PROVISIONS.

             (a)    This Sub-Lease shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

             (b)    The invalidity of any provision of this Sub-Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

             (c)    This Sub-Lease contains all agreements of the parties with respect to any matter mentioned herein and only may be modified in a writing executed by the parties.

             (d)    No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

Premises Rental Sub-Lease

             (e)    Subject to the provisions of this Sub-Lease restricting assignment or subletting by Tenant, this Sub-Lease shall bind the parties, their personal representatives, successors, and assigns.

             (f)    Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the Premises or to the Building as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Lease" sign or otherwise advertise the Premises as available for lease.

             (g)    The voluntary or other surrender of this Sub-Lease by Tenant, the mutual cancellation thereof or the termination of this Sub-Lease by Lessor as a result of Tenant's default shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

             (h)    If Tenant is a corporation, each individual executing this Sub-Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Sub-Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Sub-Lease is binding upon the corporation in accordance with its terms.

             (i)    The term "day" as used herein means a calendar day.

             (j)    The obligations of Lessor under this Sub-Lease do not constitute personal obligations of the partners, directors, officers, shareholders, or trustees of Lessor, and Tenant shall look solely to the Premises and to no other assets of the Lessor or any of its trustees, partners, officers, directors, employees, or consultants for satisfaction of any liability in respect of this Sub-Lease and Tenant will not seek recourse against the individual partners, directors, officers, shareholders, or trustees of Lessor or any of their personal assets for such satisfaction.

             (k)    Within 10 days of Lessor's request therefor, Tenant shall execute and deliver such amendments of this Sub-Lease as shall have been required by Lessor's lender in connection with the making of a loan to be secured by the Premises or the Building, provided such amendment does not increase the obligations of Tenant under this Sub-Lease or materially adversely affect Tenant's leasehold interest. Such amendment shall include, without limitation, one requiring Tenant to provide any such lender with notices hereunder or a copy of notices sent to Lessor hereunder, or granting any such lender reasonable opportunities to cure any default by Lessor under this Sub-Lease.

Premises Rental Sub-Lease

*   *   *   *   *

             IN WITNESS WHEREOF, the parties have executed this Sub-Lease on the respective dates indicated below.

TENANT:

LESSOR:

First Source Data, Inc.

Foreground Image Inc.

/s/ Javed Mawji

/s/ Jueane Thiessen

Authorized Signatory:

Authorized Signatory:

Javed Mawji

Jueane Thiessen

Premises Rental Sub-Lease